CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into as of this 22nd day of May, 2013, by and between Bridge Builder TRUST, a Delaware trust (the “Trust”) acting for and on behalf of each series as are currently authorized and issued by the Trust or may be authorized and issued by the Trust subsequent to the date of this Agreement (each a “Fund” and collectively the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Custodian is a bank meeting the requirements prescribed in Section 26(a)(1) of the 1940 Act; and

WHEREAS, the Trust desires to retain the Custodian to act as custodian of the cash and securities of each series of the Trust; and

WHEREAS, the Board of Trustees of the Trust has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake the responsibilities and serve as the foreign custody manager for the Trust.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01   "Affiliates" means, with respect to a party, any person or entity that controls, is controlled by, or is under common control with such party, where “control” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of voting securities, controlling partnership interest, or similar arrangement.

1.02   “Applicable Laws” means all laws, statutes, codes, ordinances, rules, regulations (including those or any self-regulatory organization), writs, orders, directives, judgments, and decrees of any “Governmental Authority” that are binding on or applicable to the Trust or the Custodian.

1.03   "Authorized Person” means any Officer or person who has been designated as such by written notice and named in Exhibit A and delivered to the Custodian by the Trust, or if the Trust has notified the Custodian in writing that it has an authorized investment advisor or other agent, delivered to the Custodian by the Trust’s investment advisor or other agent. Such Officer or person shall continue to be an Authorized Person until such time as the Custodian receives Proper Instructions from the Trust or the Trust’s investment advisor or other agent that any such person is no longer an Authorized Person.

1.04   "Banking Institution" shall mean a bank or trust company, including the Custodian, any Sub-Custodian or any subsidiary or Affiliate of the Custodian.

1.05   "Board of Trustees” shall mean the trustees from time to time serving as such under the Trust’s declaration of trust, as amended from time to time.

1.06   “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.07   “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. or any other day on which the Trust computes the net asset value of Shares of the Fund.

1.08    “Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1) under the 1940 Act, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.09   “Eligible Securities Depository” has the meaning set forth in Rule 17f-7(b)(1) under the 1940 Act.

1.10   “Foreign Securities” means any investments of a Fund (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect such Fund’s transactions in such investments.

1.11   “Fund Custody Account” shall mean any of the accounts in the name of the Trust opened and maintained by the Custodian as provided for in Section 3.02 below.

1.12   “Governmental Authority” means any governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof, whether foreign, federal, state, provincial or local, or any arbitral body or panel, including any quasi-governmental entity with competent jurisdiction, including any self-regulatory organization.

1.13   “Interest Bearing Deposits” shall mean interest bearing fixed term and call deposits.

1.14   "IRS" shall mean the Internal Revenue Service.

1.15   "FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

1.16   "Officer" shall mean the Chairman, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.17   “Proper Instructions” shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person.

1.18   “SEC” shall mean the U.S. Securities and Exchange Commission.

1.19   “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.20   “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.21   “Shares” shall mean, with respect to a Fund, the units of beneficial interest issued by the Trust on account of the Fund.

1.22   “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.03 below.  Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of the Fund; and (vii) such other provisions as may be required by any rules or regulations adopted by the SEC under Section 17(f) of the 1940 Act with respect to contracts relating to the custody of Fund assets. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions.

ARTICLE II.

APPOINTMENT OF CUSTODIAN

2.01   Appointment. The Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of each Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The Trust hereby delegates to the Custodian, subject to Rule 17f-5(b) under the 1940 Act, the responsibilities with respect to the Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to each Fund.  The services and duties of the Custodian shall be confined to those matters expressly set forth herein and as further specified in the Services Schedule attached hereto and incorporated herein (the "Services"), and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02   Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:

(a)	A copy of the Trust’s declaration of trust, certified by the Secretary;

(b)	A copy of the Trust’s bylaws, certified by the Secretary;

(c)	A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;

(d)	A copy of the current prospectuses of the Funds (the “Prospectus”);

(e)	A certification of the Chairman or the President and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons; and

(f)	An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit C.

2.03   Notice of Appointment of Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Fund.

ARTICLE III.

CUSTODY OF CASH AND SECURITIES

3.01   Segregation. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds of the Trust, if applicable) and shall be identified as subject to this Agreement.

3.02   Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.03   Appointment of Agents.

(a)
In its discretion, subject to the limitations set out in subsections (b) through (h) of this section and the reporting requirements of Rule 17f-5 of the 1940 Act, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.  The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.  Initial appointment of Sub-Custodians shall require approval by the Board of Trustees.

(b)
If, after the initial approval of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of a Fund, it will so notify the Trust and make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

(c)
In performing its delegated responsibilities as foreign custody manager to place or maintain a Fund’s assets with a Sub-Custodian, the Custodian will determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) under the 1940 Act.

(d)	The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(e)
At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the withdrawal or placement of the Securities and cash of the Fund with a Sub-Custodian and of any material changes in the Fund’s arrangements.  Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories.  The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.

(f)
With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund.  The Custodian further warrants that each Fund's assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:  (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices;  (ii)  whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii)  the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv)  whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

(g)
The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining a Fund’s assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing such Fund’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository.  The Custodian must promptly notify the Trust and each Fund's investment advisers of any material change in any of the circumstances required to be monitored by clauses (i), (ii) and (iii) of this subsection.

(h)
The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Trust.  In the event that extraordinary measures are required to collect such income,  the Custodian shall report such to the Trust, and the Trust and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.

3.04   Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of a Fund's Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance of Shares.  The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.05   Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of a Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)
The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)
Securities of a Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

(d)
If Securities purchased by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

(e)
The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of a Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)
Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to a Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

(g)
With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Trust that it agrees to  (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.06   Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Fund Custody Account but only in the following cases:

(a)
For the purchase of Securities for the Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Fund;

(c)	For the payment of any dividends or capital gain distributions declared by the Fund;

(d)	In payment of the redemption price of Shares as provided in Section 5.01 below;

(e)
For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund:  interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)
For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g)
For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h)
For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)
For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.07   Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from a Fund Custody Account but only in the following cases:

(a)	Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c)
To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)
To the issuer thereof or its agent: (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

(j)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(l)
For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)
For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n)
For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o)
To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct.

3.08   Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

(a)
Subject to Section 9.04 below, collect on a timely basis all income, dividends, stock dividends and other payments or distributions to which the Fund is entitled either by law or pursuant to custom in the securities business;

(b)
Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)
Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)
Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(g)
In general, and except as otherwise directed in Proper Instructions, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

3.09   Registration and Transfer of Securities. All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor.  All other Securities held for a Fund may be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof.  The records of the Custodian with respect to foreign securities of a Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund.  The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10   Records.

(a)
The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for each Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement.  The Custodian shall keep such other books and records of the Fund as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)
All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with the rules and regulations of the SEC, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act. The Custodian acknowledges (and shall obtain a similar acknowledgement form each Sub-Custodian) that any records that it maintains with respect to the Trust or any Fund are subject at any time, or from time to time, to periodic, special, or other examinations and other information and document requests by representatives of the SEC.

3.11   Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for each Fund under this Agreement.

3.12   Other Reports by Custodian. As the Trust may reasonably request from time to time, the Custodian shall provide the Trust with reports on the internal accounting controls and procedures for safeguarding Securities that are employed by the Custodian or any Sub-Custodian.

3.13   Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.  With respect to the foreign Securities, the Custodian will use reasonable commercial efforts, given the circumstances present in the relevant countries, to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued.

3.14   Information on Corporate Actions. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by a Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights.  If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action.  The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

3.15   Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase Interest Bearing Deposits for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of the Custodian on behalf of the applicable Fund with such Banking Institutions and in such amounts as the applicable Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as the applicable Fund may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Fund appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall receive and retain such forms of advice or receipt, if any, evidencing such Interest Bearing Deposit as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States on behalf of a Fund or Series shall be that of an U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian's books (i) the Custodian shall be responsible for the collection of income and the transmission of cash and instructions to and from such Interest Bearing Deposit; and (ii) except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of the Banking Institution.  As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation (it being understood and acknowledged that such deposits are not eligible for "pass-through" insurance).

ARTICLE IV.

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01   Purchase of Securities. Promptly upon each purchase of Securities for a Fund, Proper Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable.  The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Proper Instructions to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

4.02   Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Proper Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

4.03   Sale of Securities. Promptly upon each sale of Securities by a Fund, Proper Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered.  Upon receipt of the total amount payable to the Fund as specified in such Proper Instructions, the Custodian shall deliver such Securities to the person specified in such Proper Instructions.  Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04   Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor.  In any such case, the applicable Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.05   Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit a Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund.  Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.  The Custodian may, in its sole discretion and from time to time, permit a Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment.  Any such funds shall be repayable promptly upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.06   Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable promptly upon demand made by Custodian.

ARTICLE V.

REDEMPTION OF FUND SHARES

5.01   Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Trust may designate.

5.02   No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI.

SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)
in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(b)
for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c)	which constitute collateral for loans of Securities made by the Fund;

(d)
for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions;

(e)	for such other transactions as the SEC or its staff determine warrant the establishment of such a segregated account; and

(f)
for other proper corporate purposes, but only upon receipt of Proper Instructions, setting forth the purpose or purposes of such segregated account and  declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Proper Instructions relating to a segregated account shall specify the Fund.

In addition, Custodian may deliver assets in accordance with Proper Instructions to a futures commission merchant for purposes of the margin requirements in accordance with Rule 17f-6 under the 1940 Act.  Each Fund (severally and not jointly) and such futures commission merchant shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

ARTICLE VII.

COMPENSATION OF CUSTODIAN

7.01   Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time).  The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Trust shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.  With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

7.02   Overdrafts. The Trust is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows.  The Trust may obtain a formal line of credit for potential overdrafts of its custody account.  In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time).

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.01   Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that, to its knowledge:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)
It is conducting its business in compliance in all material respects with all Applicable Laws and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(d)
Notwithstanding the above representations and warranties, in the event any of the above representation or warranty prove to be untrue and such untruth is due to Custodian's or its Affiliate’s act or omission, then neither the Custodian nor any of Custodian's Affiliates shall be entitled to enforce or benefit from such untrue representation or warranty.

8.02   Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	It is a United States Bank as defined in section (a)(7) of Rule 17f-5.

(c)
This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(d)
It is conducting its business in compliance in all material respects with all Applicable Laws and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE IX.

CONCERNING THE CUSTODIAN

9.01   Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement and in a professional and workmanlike manner; provided, however, that in providing the services required by Section 3.03 of this agreement, the Custodian shall exercise the standard of care specified in Section 3.03(f).  The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  The Custodian shall be entitled to rely on and may act upon legal advice of counsel on all legal matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.02   Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03   No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04   Limitation on Duty to Collect. The Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for a Fund if such Securities are in default or payment is not made after due demand or presentation.

9.05   Reliance Upon Documents and Instructions.  The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely upon any Proper Instructions actually received by it pursuant to this Agreement.

9.06   Cooperation.  The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of each Fund and/or compute the value of the assets of each Fund.  The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Trust of any other requirements of the SEC.

9.07   Service Levels, Monitoring and Response.

(a)
The Custodian will provide the Services in a manner that meets or exceeds the availability, performance and other service levels for the Services indentified in the SLA Schedule attached to the Master Services Agreement for which “Custody” is listed in the “Function” column of the SLA Schedule.  The SLA Schedule denotes the severity of a SLA in the “Priority” column marking each as a High, Medium or Low severity level.  A matter will be an incident or deficiency if the Standard listed in the “Standard” column is not met as measured in the timeframe listed in the “Service Level Frequency” column as measured in the “Measurement Frequency” column.  Any incident or deficiency listed on the SLA Schedule for which the Custodian is responsible will be logged by the Custodian and denoted with the severity level.

(b)
Custodian will utilize, measure and monitor the Service Levels at a level of detail sufficient to verify compliance with the requirements set forth in Section 4.1 of the Master Services Agreement, and if there is a deficiency shall manage such deficiency as set forth in Section 4.3 of the Master Services Agreement.  If such deficiencies meet or exceed the levels set forth in Section 4.4 of the Master Services Agreement, Trust may escalate such incident or deficiency as specified in such Section.

ARTICLE X.

INDEMNIFICATION AND LIMITATION OF LIABILITY

10.01   Indemnification by Custodian. Custodian shall indemnify, defend, and hold the Trust, its trustees, officers, employees, agents, and Affiliates  (each a “Trust indemnitee”) harmless from and against any and all lawsuits, claims, actions, prosecutions and other proceedings (“Claims”) brought by or on behalf of a third party arising out of or in connection with this Agreement, or the Services provided hereunder, and shall indemnify and hold each Trust indemnitee harmless from and against all resulting awards, settlements, damages, liabilities, fines, costs, and expenses (including reimbursement of reasonable attorneys’ and experts’ fees and court costs), to the extent that such Claim results from or is attributable to, in whole or in part: (a) the negligent or intentional tortious acts or omissions, breach of this Agreement, or a material violation of Applicable Law by Custodian or its personnel (limited to provision of Services to the Trust).

10.02   Indemnification by Trust. The Trust shall indemnify and hold harmless Custodian, its directors, officers, employees, agents and Affiliates (each a “Custodian indemnitee”) from and against any and all Claims brought by or on behalf of a third party and shall indemnify and hold Custodian harmless from and against all resulting awards, settlements, damages, liabilities, fines, costs, and expenses (including reimbursement of reasonable attorneys’ and experts’ fees and court costs), to the extent that such Claim results from or is attributable to, in whole or in part: (i) the negligent or intentional tortious acts or omissions, breach of this Agreement, or a material violation of Applicable Law by the Trust that were not taken on behalf of the Trust by Custodian or its personnel, or (ii) in reliance upon any written or oral instruction provided to Custodian by any duly authorized officer of the Trust, provided that such instructions are not attributable to advice or direction of Custodian or any of its personnel.

10.03   Procedure.  If in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised in writing of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a Claim for indemnification.  Failure or delay in providing such notice shall not relieve the indemnitor of its indemnification obligations, except to the extent the indemnitor demonstrates that the defense or settlement of the Claim has been prejudiced thereby.  The indemnitor shall have the right to control the defense of the indemnitee against any Claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over defense of the Claim.    The non-controlling party shall have the right to approve counsel retained by the indemnitor for such Claim (such approval not to be unreasonably withheld, conditioned or delayed), and may elect to participate in the defense or settlement of any Claim with counsel of its choice at its cost.  The indemnitor shall in no case confess any Claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitee’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

10.04   Security.  If the Custodian advances cash or Securities to the Fund for any purpose, either at the Trust’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefore, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.

10.05   Commencement of Litigation.   Notwithstanding the foregoing, the Custodian may not commence any litigation on behalf of the Trust or a Fund except pursuant to Proper Instructions or with the applicable Fund’s prior written consent. Except where the Custodian is a necessary party to the litigation, the Trust or a Fund shall not instruct the Custodian to commence litigation without the Custodian's prior consent, which consent shall not be unreasonably withheld.

10.06   Fund’s Right to Proceed. Notwithstanding anything to the contrary contained herein, the Trust or a Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and Applicable Laws, the Custodian’s rights against any Sub-Custodian, Eligible Foreign Custodian, Eligible Securities Depository or other Person for loss, damage or expense caused the Trust or a Fund by such Sub-Custodian, Securities System, Eligible Foreign Custodian, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Sub-Custodian, Securities System, Eligible Foreign Custodian, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Trust or such Fund has not been made whole for any such loss or damage. If the Custodian makes the Trust or such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Sub-Custodian, Eligible Foreign Custodian, Eligible Securities Depository or other Person and the Trust shall provide the Custodian with reasonable cooperation in respect of such enforcement. The Custodian agrees to cooperate with the Trust and each Fund and take all actions reasonably requested by the Trust and such Fund in connection with the Trust or such Fund's enforcement of any rights of the Custodian.  The Trust agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of the Trust or a Fund in connection with the fulfillment of its obligations under this Section 10.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, fraud, willful default or willful misconduct of the Custodian. The Trust agrees that it shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian’s prior written consent

10.07   Limitation of Liability.

(a)
INDIRECT DAMAGES.  IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR PERSONNEL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)
CUMULATIVE LIABILITY. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, THE TOTAL CUMULATIVE LIABILITY OF EACH PARTY, ITS AFFILIATES AND PERSONNEL ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SHALL BE LIMITED TO: (A) FOR THE TRUST, THE TOTAL OUTSTANDING AMOUNTS DUE AND OWING TO CUSTODIAN HEREUNDER; AND (B) FOR CUSTODIAN, THE TOTAL AMOUNTS PAID AND PAYABLE HEREUNDER BY THE TRUST.  THE EXISTENCE OF ONE OR MORE CLAIMS OR SUITS SHALL NOT ENLARGE THIS LIMIT.

(c)
EXCLUSIONS.  THE LIMITATIONS ON LIABILITY SET FORTH IN SECTIONS (a) AND (b) ABOVE SHALL NOT APPLY TO, OR LIMIT THE LIABILITY OF A PARTY, ITS AFFILIATES OR PERSONNEL FOR: (A) MATERIAL BREACH OF ITS CONFIDENTIALITY AND SECURITY OBLIGATIONS; (B) ITS INDEMNIFICATION AND DEFENSE OBLIGATIONS UNDER THIS AGREEMENT; OR (C) GROSS NEGLIGENCE, FRAUD OR INTENTIONAL MISCONDUCT.

(d)
DUTY TO MITIGATE.  Upon the occurrence of any event that causes or that the Custodian or the Trust believes will imminently cause any loss, damage or expense to the Trust or any Fund, the Custodian (i) shall take and (ii) shall take all reasonable steps to cause any applicable Sub-Custodian to take all commercially reasonable steps to mitigate the effects of such event and to avoid continuing harm to the Trust or the applicable Fund.

ARTICLE XI.

FORCE MAJEURE

Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; third party strikes; epidemics; riots; wide scale power, utility or transportation failures, provided, that such delay or non-performance could not have been avoided by the required business continuity procedures and disaster recovery plan.  Further provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Trust or any Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use commercially reasonable efforts to avoid or remove such causes of non-performance, and resume performance with reasonable dispatch as soon as such causes are removed.

ARTICLE XII.

PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01   The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), to use reasonable measures to protect such information and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder.  If the Custodian is requested to disclose any confidential information of the Trust under Applicable Laws, in any judicial or administrative proceeding, or in response to a formal request of a regulatory, self-regulatory or governmental authority (including law enforcement agencies, if appropriate), then, except as otherwise required to comply with Applicable Laws or judicial, administrative or regulatory directive, the Custodian shall promptly notify the Trust of such request so that the Trust may resist such disclosure or seek an appropriate protective order, and shall provide all information and assistance reasonably requested in connection therewith.  If a party is nonetheless compelled to disclose any confidential information of the Trust, the Custodian shall limit its disclosure to that which is required under Applicable Laws or by the relevant judicial or administrative body. Records and other information which have become known to the public through no wrongful act of the Custodian or Affiliates or any of their employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust or its agent without a confidentiality restriction, shall not be subject to this paragraph.

12.02   Further, the Custodian will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

ARTICLE XIII.

EFFECTIVE PERIOD; TERMINATION

13.01   Effective Period.  This Agreement shall become effective as of the date first written above and will continue in effect for an initial term of five (5) years (the "Initial Term").  Unless terminated earlier, as provided below, or unless one party gives notice of non-renewal  to the other party at least three hundred sixty (360) days prior to the  last day of the Initial Term, or at least one hundred eighty (180) days prior to the last day of the Renewal Term, this Agreement shall automatically renew for  successive one (1) year terms (each a "Renewal Term") following the  Initial Term unless otherwise agreed to by the parties, for the same fees as set forth in Exhibit B.

13.02   Termination for Convenience.  In the absence of any material breach of this Agreement, the Trust may terminate this Agreement at any time upon not less than six months written notice to the Custodian.  Such notice shall contain the date of termination (“Termination Date”).  The Trust shall remain responsible for the payment of fees for Services performed through the Termination Date as well as the following fees:

(a)	All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider; and

(b)	All out-of-pocket costs associated with (1) any record retention and/or tax reporting obligations specified in (a), above; and (2) converting services to a successor service provider .

In addition, the Trust shall pay to the Custodian the equivalent of six months of fees (calculated as of the average of the most recent six (6) months fees) or if there is less than six months left on the term of the Agreement, the fees remaining for such remaining term.

13.03   Termination for Cause.  This Agreement may be terminated by the non-breaching party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.04   Termination of a Fund.  This Agreement may be terminated as to one or more Funds (but less than all of the Funds) by delivery of Proper Instructions identifying the Fund or Funds as to which this Agreement is being terminated.  Termination as to such particular Fund or Funds shall take effect thirty (30) days after the date of delivery of Proper Instructions.  Such Proper Instructions shall constitute a termination of this Agreement only with respect to such deleted Fund or Funds, shall be governed by Section 13.05 as to the identification of a successor custodian and the delivery of Securities and cash of such Fund or Funds, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Fund.

13.05   Appointment of Successor Custodian.  If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by a Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that any fees, expenses or other amounts associated with the appointment of a successor custodian have been agreed to by the Trust and Custodian and payment of such fees, expenses and other amounts have been made by the Trust to the Custodian.  In addition, the Custodian shall, at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which the Custodian has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.06   Failure to Appoint Successor Custodian.  If a successor custodian is not designated by the Trust on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for each Fund at such bank or trust company all Securities of each Fund held in a Book-Entry System or Securities Depository.  Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.  In addition, under these circumstances, all books, records and other data of the Trust shall be returned to the Trust.

ARTICLE XIV.

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for each Fund involving any class action litigation that impacts any security a Fund may have held during the class period. The Trust agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims.  Further, the Trust acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Trust may instruct the Custodian to distribute class action notices and other relevant documentation to the applicable Fund or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Fund(s).
In the event a Fund has been reorganized, merged, liquidated or is otherwise no longer in existence, the Custodian shall only file the class action claims upon Proper Instructions by an authorized representative of the Trust.  Any expenses associated with such filing will be assessed against the proceeds received of any class action settlement.

ARTICLE XV.

MISCELLANEOUS

15.01   Compliance with Laws.  The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information.  The Custodian’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

15.02   Amendment.  This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Trust, and authorized or approved by the Board of Trustees.

15.03   Assignment.  This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust accompanied by the authorization or approval of the Board of Trustees.

15.04   Governing Law: Jurisdiction; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. Any dispute, action or proceeding arising out of or related to this Agreement may be commenced in the United States District Court for the Southern District of New York or the state courts situated in New York, New York.  The parties further agree that these courts shall have exclusive jurisdiction over any proceeding initiated by either party against each other, and irrevocably submits and waives any objections to the personal jurisdiction and venue of such courts, including any objections based on forum non conveniens.

15.05   No Agency Relationship; Representative Capacity.  Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.  A copy of the articles of incorporation, declaration of trust or other organizational document of the Trust is on file with the secretary of the state of the Fund’s formation, and notice is hereby given that this Agreement is not executed on behalf of the trustees of the Trust as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers, shareholders or partners of any Fund individually, but are binding only upon the property of each Fund. The Custodian agrees that no shareholder, trustee or officer of the Trust or any Fund may be held personally liable or responsible for any obligations of the Trust or any Fund arising out of this Agreement.

15.06   Several Obligations of the Funds.  With respect to any obligations of any Fund arising out of this Agreement, including, without limitation, the obligations arising under Sections [3.28, 6.03, 6.04 and Article VII hereof], the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the applicable Fund to which such obligation relates as though each Fund had separately contracted with the Custodian by separate written instrument on its own behalf and with respect to each of its Series.

15.07   Services Not Exclusive.  Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.08   Invalidity.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.09   Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:
US Bank, N.A.
1555 N. Rivercenter Dr., MK-WI-S302
Milwaukee, WI 53212

Attn: Tom Fuller
Phone: 414-905-6118
Fax: 866-350-5066

and notice to the Trust shall be sent to:
US Bancorp Fund Services, LLC
2020 East Financial Way Suite 100
Glendora, CA 91741

Attn: Elaine Richards, Esq.
Phone: 626-914-7363
Fax: 866-766-3654

15.10   Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.11   No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.12   References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the Prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund.  The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

BRIDGE BUILDER TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph C. Neuberger	By: /s/ Michael R. McVoy

Name: Joseph C. Neuberger	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

EXHIBIT A

AUTHORIZED PERSONS

Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

Olive Street Investment Advisers
Name	Signature
James D. Weddle,	/s/ James D. Weddle
Kevin D. Bastien	/s/ Kevin D. Bastien
Stephen T. Bee	/s/ Stephen T. Bee
James A. Tricarico	/s/ James A. Tricarico
Alan Herzog	/s/ Alan Herzog
Robert W. Baird & Co. Incorporated
Mary Ellen Stanek	/s/ Mary Ellen Stanek
Charles Groeschell	/s/ Charles Groeschell
Gary Elfe	/s/ Gary Elfe
Warren Pierson	/s/ Warren Pierson
Daniel Tranchita	/s/ Daniel Tranchita
Jay Schwister	/s/ Jay Schwister
Sharon deGuzman	/s/ Sharon deGuzman
Jeffrey Schrom	/s/ Jeffrey Schrom
Meghan Dean	/s/ Meghan Dean
Patrick Awuori Mutsune	/s/ Patrick Awuori Mutsune
Andrew O’Connell	/s/ Andrew O’Connell
Julie Smallwood	/s/ Julie Smallwood
Ian Elfe	/s/ Ian Elfe

JP Morgan Investment Management Inc.
Sean Lynch	/s/ Sean Lynch
Andrew Baron	/s/ Andrew Baron
Matt McCaffery	/s/ Matt McCaffery
William Grenger	/s/ William Grenger
Matthew Kazlor	/s/ Matthew Kazlor
Gregory Debrowski	/s/ Gregory Debrowski
Debra Witkowsky	/s/ Debra Witkowsky
Eve Fulidio	/s/ Eve Fulidio
Matthew Michels	/s/ Matthew Michels
Sandra Cartagena	/s/ Sandra Cartagena
William Taitman	/s/ William Taitman
Peter Rosal	/s/ Peter Rosal
Rachmi Dwiyandari	/s/ Rachmi Dwiyandari
Theresa Demaio	/s/ Theresa Demaio
Barbara DeJesus	/s/ Barbara DeJesus
Dan Hopper	/s/ Dan Hopper
Jack O’Brien	/s/ Jack O’Brien
John Warren	/s/ John Warren
Lorrain Vita	/s/ Lorrain Vita
Josephine Mendonsa	/s/ Josephine Mendonsa
Andrea Schneider	/s/ Andrea Schneider
Anthony Cianfaro	/s/ Anthony Cianfaro
Aurora Prifiti	/s/ Aurora Prifiti
Maudlin Peters	/s/ Maudlin Peters
Stephen Vanek	/s/ Stephen Vanek
Jeanna Howard	/s/ Jeanna Howard
Paul Guarino	/s/ Paul Guarino
Raymond Crump	/s/ Raymond Crump
Lindsay Mason	/s/ Lindsay Mason
Mihir Patel	/s/ Mihir Patel
Stephanie Rice	/s/ Stephanie Rice
William Bianco	/s/ William Bianco
Christopher Fiorelli	/s/ Christopher Fiorelli
Jamie Doty	/s/ Jamie Doty
Traci Allard	/s/ Traci Allard
Christina Pancake	/s/ Christina Pancake
Nicole Felter	/s/ Nicole Felter
Danielle Carder	/s/ Danielle Carder
Michelle Byers	/s/ Michelle Byers
Kathleen Sarino-Parizica	/s/ Kathleen Sarino-Parizica
Michael Girard	/s/ Michael Girard
Charlene Fisher	/s/ Charlene Fisher
Hillary McCallum	/s/ Hillary McCallum
Peter Vaughan	/s/ Peter Vaughan
Daniel Evans	/s/ Daniel Evans
Kimberly Clark	/s/ Kimberly Clark
Janet Kombel	/s/ Janet Kombel
William Morales	/s/ William Morales
Sherryl James-Rosario	/s/ Sherryl James-Rosario
Lidia Jodko	/s/ Lidia Jodko
Emily Hoye	/s/ Emily Hoye
Megan White	/s/ Megan White
Lois D’Erasmo	/s/ Lois D’Erasmo
Dan Ankonina	/s/ Dan Ankonina
Nicole Fayad	/s/ Nicole Fayad
Amy Hamill	/s/ Amy Hamill
Trey Nguyen	/s/ Trey Nguyen
John Mingoia	/s/ John Mingoia
Michael Anwarzadeh	/s/ Michael Anwarzadeh
Joseph Coffey	/s/ Joseph Coffey
Sean Baker	/s/ Sean Baker

JP Morgan Investment Management Inc.
Julie Padbury	/s/ Julie Padbury
Michael Good	/s/ Michael Good
Jennifer Harris	/s/ Jennifer Harris
Rasha Almasou	/s/ Rasha Almasou
Cheryl Dennery	/s/ Cheryl Dennery
Saleita Robinson	/s/ Saleita Robinson
Pasqulita Candelairo	/s/ Pasqulita Candelairo
Tracye Waters	/s/ Tracye Waters
Andrew Noll	/s/ Andrew Noll
Christine Moses	/s/ Christine Moses
Eric Matylewicz	/s/ Eric Matylewicz
Jennifer Luu	/s/ Jennifer Luu
Jennifer Zerhusen	/s/ Jennifer Zerhusen
Orlando Brown	/s/ Orlando Brown
Sydney Levine	/s/ Sydney Levine
Dan Nguyen	/s/ Dan Nguyen
Luke Jennings	/s/ Luke Jennings
Gary Wilson	/s/ Gary Wilson
Mary Hettinger	/s/ Mary Hettinger
Michelle Pepper	/s/ Michelle Pepper
Riley Moore	/s/ Riley Moore
Chanthee Smith	/s/ Chanthee Smith
Brittany Hannum	/s/ Brittany Hannum
Kresha Patel	/s/ Kresha Patel
Todd Anderson	/s/ Todd Anderson
Matt Ullmer	/s/ Matt Ullmer
Marcia Wilson	/s/ Marcia Wilson
Amy Hamill	/s/ Amy Hamill
Emily Haye	/s/ Emily Haye
Danielle Azua	/s/ Danielle Azua
Jessica Badillo	/s/ Jessica Badillo
Ana Brands	/s/ Ana Brands
Lauren Burdick	/s/ Lauren Burdick
Teresa Coutsouradis	/s/ Teresa Coutsouradis
Scott Moritz	/s/ Scott Moritz
Randall Rines	/s/ Randall Rines
Sherryl James-Rosario	/s/ Sherryl James-Rosario

Prudential Investment Management Inc.
Glenn Alabado	/s/ Glenn Alabado
Michael Augustine	/s/ Michael Augustine
Diana Bergan	/s/ Diana Bergan
Bill Bilazeros	/s/ Bill Bilazeros
Tony Calabrese	/s/ Tony Calabrese
Michael Caliendo	/s/ Michael Caliendo
Gary Collins	/s/ Gary Collins
Bruce Coppin	/s/ Bruce Coppin
Ronnette Corbin	/s/ Ronnette Corbin
Elliot Crist	/s/ Elliot Crist
Christine Deserio	/s/ Christine Deserio
Terrence Dunn	/s/ Terrence Dunn
Robert Episcipo	/s/ Robert Episcipo
Julianne Falco	/s/ Julianne Falco
Tiffany Fleming	/s/ Tiffany Fleming
Melissa Foxworth-Matthews	/s/ Melissa Foxworth-Matthews
Andre Fryson	/s/ Andre Fryson
Michele Fullon	/s/ Michele Fullon
Teresa Gabryszewski	/s/ Teresa Gabryszewski
Vito Gallina	/s/ Vito Gallina
Jennifer Grega	/s/ Jennifer Grega
Daniel Gruca	/s/ Daniel Gruca
Nathan Haley	/s/ Nathan Haley
Tyler Holderbaum	/s/ Tyler Holderbaum
Marina Janceska	/s/ Marina Janceska
Carlos Junchaya	/s/ Carlos Junchaya
Keith Leaia	/s/ Keith Leaia
Jigna Khatri	/s/ Jigna Khatri
Michael Lemesevski	/s/ Michael Lemesevski
Kiley Lin	/s/ Kiley Lin
Marsha Lindsay	/s/ Marsha Lindsay
William Macauley	/s/ William Macauley
Jonathan Mamay	/s/ Jonathan Mamay
Matthew Masters	/s/ Matthew Masters
Mark Mastrokalos	/s/ Mark Mastrokalos
Joseph Mollica	/s/ Joseph Mollica
Jessica Naucapoma	/s/ Jessica Naucapoma
Carla Ormeno	/s/ Carla Ormeno
Tejal Patel	/s/ Tejal Patel
Ofelia Polanco	/s/ Ofelia Polanco
David Rushforth	/s/ David Rushforth
Connor Schwester	/s/ Connor Schwester
Tina Singleton	/s/ Tina Singleton
Denise Taylor	/s/ Denise Taylor
Matthew Thompson	/s/ Matthew Thompson
Dylan Warner	/s/ Dylan Warner
Meghan Williams	/s/ Meghan Williams
Michele Logan	/s/ Michele Logan
Cynthia Irungu	/s/ Cynthia Irungu
Danielle Macon	/s/ Danielle Macon
Andrew DeLuca	/s/ Andrew DeLuca
Christian Barsanti	/s/ Christian Barsanti
Jerome Matthews	/s/ Jerome Matthews
Paul Parseghian	/s/ Paul Parseghian
Andrew Kornegay	/s/ Andrew Kornegay
Roxanne Lawrence	/s/ Roxanne Lawrence

EXHIBIT B
to the Custody Agreement
Fee Schedules for Domestic and Global Services

Edward Jones Series Trust
DOMESTIC CUSTODY SERVICES FEE SCHEDULE
Annual Fee Based Upon Market Value Per Fund*
.10 basis point (1/10 bp) on average daily market value

a. Portfolio Transaction Fees
$4.00 /book entry DTC transaction/Federal Reserve transaction/principal paydown
$7.00 /U.S. Bank repurchase agreement transaction
$6.00 /short sale
$8.00 /option/future contract written, exercised or expired
$15.00 /mutual fund trade/Fed wire/margin variation Fed wire
$50.00 /physical security transaction
$150.00 /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit B (continued)

Edward Jones Series Trust GLOBAL CUSTODY SERVICES FEE SCHEDULE
Country	Annual BP	Transaction Fee	Country	Annual BP	Transaction Fee	Country	Annual BP	Transaction Fee
Argentina	12.00	$32	Hong Kong	2.00	$25	Peru	35.00	$85
Australia	1.00	$15	Hungary	20.00	$60	Philippines	3.90	$36
Austria	1.70	$17	Iceland	12.00	$45	Poland	12.00	$24
Bahrain	40.00	$112	India	8.00	$84	Portugal	4.80	$39
Bangladesh	32.00	$120	Indonesia	5.80	$68	Qatar	36.00	$112
Belgium	1.20	$22	Ireland	1.50	$15	Romania	28.00	$80
Benin*	32.00	$124	Israel	9.60	$29	Russia-Equities/Bonds	30.00	$165
Bermuda	12.00	$48	Italy	1.50	$24	Russia-MINFINs	12.00	$40
Botswana	20.00	$40	Ivory Coast	32.00	$124	Senegal*	32.00	$124
Brazil	7.20	$17	Jamaica*	28.00	$40	Serbia*	50.00	140
Bulgaria	32.00	$64	Japan	1.00	$8	Singapore	1.50	$20
Burkina Faso*	32.00	$124	Jordan	32.00	$100	Slovak Republic	20.00	$88
Canada	1.00	$6	Kazakhstan	48.00	$120	Slovenia	20.00	$88
Cayman Islands*	0.80	$8	Kenya	24.00	$40	South Africa	1.50	$8
Channel Islands*	1.20	$20	Latvia-Equities	12.00	$60	South Korea	4.80	$10
Chile	16.00	$48	Latvia-Bonds	20.00	$72	Spain	1.00	$15
China“A” Shares	9.60	$42	Lebanon	20.00	$72	Sri Lanka	12.00	$48
China“B” Shares	9.60	$42	Lithuania	16.00	$40	Swaziland	24.00	$40
Columbia	32.00	$80	Luxembourg	3.20	$25	Sweden	1.00	$22
Costa Rica	12.00	$48	Malaysia	2.90	$39	Switzerland	1.00	$24
Croatia	28.00	$52	Mali*	32.00	$124	Taiwan	12.00	$64
Cyprus*	12.00	$45	Malta	17.60	$60	Thailand	2.90	$22
Czech Republic	9.60	$24	Mauritius	24.00	$80	Togo*	32.00	$124
Denmark	1.50	$24	Mexico	1.50	$10	Trinidad & Tobago*	24.00	$52
Ecuador	28.00	$52	Morocco	28.00	$80	Tunisia	32.00	$36
Egypt	25.60	$64	Namibia	24.00	$40	Turkey	9.60	$10
Estonia	5.60	$20	Netherlands	1.50	$12	UAE	36.00	$104
Euromarkets(3)	1.00	$4	New Zealand	2.00	$26	United Kingdom	1.00	$5
Finland	2.40	$22	Niger*	32.00	$124	Ukraine	19.20	$29
France	1.00	$15	Nigeria	24.00	$40	Uruguay	40.00	$52
Germany	1.00	$15	Norway	1.50	$22	Venezuela	32.00	$100
Ghana	20.00	$40	Oman	40.00	$112	Vietnam*	32.00	$104
Greece	7.20	$33	Pakistan	24.00	$80	Zambia	24.00	$40
Guinea Bissau*	40.00	$124	Palestinian Autonomous Area*	36.00	112
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party - $50.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

EXHIBIT C

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

BRIDGE BUILDER TRUST

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

______ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

X NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

BRIDGE BUILDER TRUST

By:           /s/ Joseph C. Neuberger

Title:        President

Date:       May 22, 2013

EXHIBIT D

SERVICES SCHEDULE

1         Custody Services:

1.1.1	Perform safekeeping of the Fund’s assets through custody accounts.

1.1.2	Monitor, confirm and capture trades, trade settlements and cash movements executed within the Fund’s custody accounts.

1.1.3	Furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund custody account on the day following such transfers.

1.1.4	Provide daily cash management and reporting to the Adviser and Sub-Adviser(s) based on allocation instructions from Adviser.

1.1.5	Perform research and reporting for cash over-draft and un-invested cash.

1.1.6	At least monthly, furnish the Trust with a detailed statement of the securities and moneys held by the Custodian and the Sub-Custodians for the Fund.

1.1.7	Collect on a timely basis all income and other payments to which the Fund is entitled.

1.1.8
At the end of each calendar quarter, provide written reports notifying the Board of Trustees of the withdrawal or placement of the securities and cash of the Fund with a Sub-Custodian and of any material changes in the Fund’s arrangements.

1.1.9	Review and coordinate resolution of all Adviser, Sub-Adviser and other related 3rd party inquiries, including securities- and cash-related queries and audit confirmations.

1.1.10	Manage corporate actions processing, including recording and application of mandatory and voluntary events, for the Fund’s assets.

1.1.11
Promptly deliver to the Trust, Adviser and Sub-Adviser(s) all information with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights pertaining to the Fund’s assets.

1.1.12	Obtain, record and apply voluntary corporate action election information from Sub-Adviser(s) and/or Adviser delegate.

1.1.13	Execute any necessary declarations or certificates of ownership under the tax laws or regulations, and prepare and submit reports to the IRS and the Trust as prescribed by the IRS.

1.1.14
Provide the Trust with copies of any report (from a Book-Entry System or Securities Depository in which securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Securities Depository.